FREQUENTLY ASKED QUESTIONS

     What product lines will overlap?
     There will be no significant overlap in the product lines, except in 3-4 sizes of dry running rotary vane vacuum pumps. This overlap is negligible.

     What types of benefits will the Thomas offer Rietschle employees?
     There will be no immediate change to employee benefits, although over time, changes could occur based on economic, customary or competitive conditions in the marketplace.

     Will this transaction affect Thomas/Rietschle retirees? There will be no impact on pensions.

     How will Thomas/Rietschle distributors be affected?
     We are planning no initial changes to sales representation or distribution as a result of the transaction.


     What will D. Rietschle's role be at Thomas and how long do you expect him to stay around?
     Dieter Rietschle will be one of the Managing Directors of Thomas Industries' European Operations. He also will be a member of the Board of Directors and the Rietschle family will be one of the largest shareholders. There is no set time limit for D. Rietschle's involvement within the Company.

     What will the company structure be?
     Heading up the European Operations as Managing Directors will be Tim Brown, President and CEO of Thomas; Peter Bissinger, formerly Vice President of Thomas' European Operations; and Dieter Rietschle, Managing Director of Rietschle.

     What is the name of the merged Company? This decision will be made within the year.

     Will the Rietschle name stay around?
     Definitely. The Rietschle name is known for its quality and innovation. It is a valuable asset and will be a vital component of the merged Company's branding structure.

     Is shareholder or regulatory approval needed?   No.


     Why is this deal in the best interest of Thomas' shareholders?
     The combination of the two companies increases our size, scale and global capabilities; it enhances our product, marketing, distribution, engineering and manufacturing capabilities; it bring us exciting opportunities in cross-marketing, manufacturing, and SG&A cost reductions; and it will be accretive to our long-term EPS.

     What are the synergies resulting from this transaction?
     What is the time frame to realize the synergies? Roughly $2million - $4 million in pre-tax synergies annually by the end of 2003. These savings will come from consolidations, purchasing, freight, cross branding and communications.

     How long until the deal is accretive? We expect the deal to be accretive in 2003.

     How do the cultures of the two companies compare?
     The cultures of the two companies are very similar. Both place an emphasis on engineering and manufacturing excellence. Both have world-wide sales and distribution networks. Both have dedicated employees that are extremely knowledgeable about their respective markets and products.

     Why did Rietschle decide to complete this transaction with Thomas? Rietschle wanted to merge with another global industry leader in order to obtain market leadership through the combined strengths of the two companies, and to provide a solid foundation for the company going forward.

         The statements above with respect to future results and future expectations may be regarded as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and actual results may differ materially from those currently expected. They are subject to various risks, such as the ability of Thomas Industries and the joint venture to meet business sales goals, fluctuations in commodity prices, slowing of the overall economy, increased interest costs arising from a change in the companies' leverage or change in rates, failure of the joint venture to produce anticipated synergies and cost savings, and the timing and magnitude of capital expenditures, as well as other risks discussed in Thomas' filings with the Securities and Exchange Commission, including its Annual Report and 10-K for the year ended December 31, 2001. Thomas Industries makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.